As filed with the Securities and Exchange Commission on December 29, 2006

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TTI TEAM TELECOM INTERNATIONAL LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7 Martin Gehl Street	49512
Kiryat Aryeh,	(Zip Code)
Petach Tikva, Israel
(Address of Principal Executive Offices)

TTI Team Telecom International Ltd. 2004 Employee Share Option Plan, as amended
(Full title of the plan)

TTI Team Telecom International Inc.
600 Harbor Boulevard, Unit 1205
Weehawken, New Jersey 07087
Tel: (201) 795-3883
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ido Zemach, Adv.	Mark S. Selinger, Esq.
Goldfarb, Levy, Eran & Co.	McDermott Will & Emery LLP
2 Weizmann Street	50 Rockefeller Plaza
Tel Aviv 64239, Israel	New York, New York 10020
Tel: 972-3-608-9999	Tel: (212) 547-5438
Fax: 972-3-608-9909	Fax: (212) 547-5444

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Ordinary Shares, par value NIS 0.5 per share	500,000	2.45	(2)	$1,225,000	(2)	$131.1

Total	500,000	N/A		$1,225,000		$131.1

(1)	The 500,000 Ordinary Shares being registered hereunder are reserved for issuance pursuant to the TTI Team Telecom International Ltd. 2004 Employee Share Option Plan (the “2004 Plan”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of Ordinary Shares which may become issuable pursuant to the 2004 Plan by reason of any stock dividend, stock split, recapitalization or other similar change in the Ordinary Shares.

(2)	Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $2.45, the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Market on December 21, 2006, a date within 5 business days prior to the filing of this registration statement.

EXPLANATORY NOTE

        The purpose of this Registration Statement on Form S-8 is to register an additional 500,000 Ordinary Shares for issuance under the Registrant’s 2004 Employee Share Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-127097) filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2006, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Memorandum of Association of TTI, as amended through December 29, 2004. (1)

4.2	Articles of Association of TTI, as amended through August 10, 2006.

4.3	TTI Team Telecom International Ltd. 2004 Employee Share Option Plan (2) and First Amendment thereto.

5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co. with respect to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kasierer.

23.2	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5. 1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

(1)	Incorporated herein by reference to Exhibit 1.2 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

(2)	Incorporated herein by reference to Exhibit 4.8 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, State of Israel, on December 29, 2006.

TTI TEAM TELECOM INTERNATIONAL LTD. By: /s/ Israel (Eli) Ofer —————————————— Israel (Eli) Ofer Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Meir Lipshes and Israel (Eli) Ofer, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Meir Lipshes —————————————— Meir Lipshes	Chairman of the Board of Directors and acting Chief Executive Officer	December 29, 2006

/s/ Israel (Eli) Ofer —————————————— Israel (Eli) Ofer	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2006

/s/ Meir Dvir —————————————— Meir Dvir	Director	December 29, 2006

/s/ July Kunstler —————————————— July Kunstler	Director	December 29, 2006

/s/ Doron Zinger —————————————— Doron Zinger	Director	December 29, 2006

/s/ Ilan Toker —————————————— Ilan Toker	Director	December 29, 2006

/s/ Lior Bergman —————————————— Lior Bergman	Director	December 29, 2006

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES: TTI Team Telecom International Inc. /s/ Naomi Samsonovitz —————————————— Naomi Samsonovitz Controller	December 29, 2006

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum of Association of TTI, as amended through December 29, 2004. (1)

4.2	Articles of Association of TTI, as amended through August 10, 2006.

4.3	TTI Team Telecom International Ltd. 2004 Employee Share Option Plan (2) and First Amendment thereto.

5.1	Opinion of Goldfarb, Levy, Eran, Meiri & Co. with respect to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kasierer.

23.2	Consent of Goldfarb, Levy, Eran, Meiri & Co. (included in Exhibit 5. 1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

(1)	Incorporated herein by reference to Exhibit 1.2 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

(2)	Incorporated herein by reference to Exhibit 4.8 of the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004, filed with the Commission on May 24, 2005 (File No. 000-28986).

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